FORM OF NOTE

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE SERVICER, THE BACKUP SERVICER, THE COLLATERAL AGENT, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS NOTE NOR THE UNDERLYING TIMESHARE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE OUTSTANDING NOTE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

NO RESALE OR OTHER TRANSFER OF THIS NOTE SHALL BE MADE TO ANY TRANSFEREE UNLESS (A) SUCH TRANSFEREE IS NOT, AND WILL NOT ACQUIRE THIS NOTE ON BEHALF OR WITH THE ASSETS OF, ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY PLAN THAT IS SUBJECT TO ANY SUBSTANTIALLY SIMILAR PROVISION OF FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR (B) NO “PROHIBITED TRANSACTION” UNDER ERISA OR SECTION 4975 OF THE CODE OR SIMILAR LAW THAT IS NOT SUBJECT TO A STATUTORY, REGULATORY OR ADMINISTRATIVE EXEMPTION WILL OCCUR IN CONNECTION WITH PURCHASER’S OR SUCH TRANSFEREE’S ACQUISITION OR HOLDING OF THIS NOTE.

BXG RECEIVABLES NOTE TRUST 2009-A
TIMESHARE LOAN SECURED NOTE

NOTE

Note Rate: 8.00%
Initial Payment Date:  ____, ____
Stated Maturity:  ____
Note No:  1
CUSIP No:  ____
ISIN No:  ____

FOR VALUE RECEIVED, BXG Receivables Note Trust 2009-A, a Delaware statutory trust (the “Note Issuer”) hereby promises to pay to Stratstone/Bluegreen Secured Income Fund, LLC (the “Noteholder”) or its permitted assigns, the principal amount equal to the lesser of (x) $750,000,000 and (y) the aggregate amount advanced from time to time under the Note Purchase Agreement, dated as of ____, ____ (the “Note Purchase Agreement”), by and among the Note Issuer, the Noteholder, Bluegreen Corporation, a Massachusetts corporation, as Servicer (the “Servicer”), Vacation Trust, Inc., a Florida corporation, as Club Trustee (the “Club Trustee”) and ___________, a national banking association, as Collateral Agent (the “Collateral Agent”), Paying Agent and Custodian reduced by any principal payment made by the Note Issuer on the Note in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Note Purchase Agreement, and to pay interest at the Note Rate on the Outstanding Note Balance of this Timeshare Loan Secured Note (this “Note”) until paid in full, on the dates and in the amounts provided in the Note Purchase Agreement.  Capitalized terms used but not defined herein shall have the meanings given them in the “Standard Definitions” attached as Annex A to the Note Purchase Agreement.

By its holding of this Note, the Noteholder and any future holders of the Note or interests therein shall be deemed to accept the terms of the Note Purchase Agreement and agrees to be bound thereby.

This Note is the duly authorized issue of notes of the Note Issuer designated as its “Note” and issued under the Note Purchase Agreement.

This Note is secured by the pledge to the Collateral Agent under the Note Purchase Agreement of the Timeshare Loans Collateral and recourse is limited to the extent set forth in the Note Purchase Agreement.  The amounts owed under this Note shall not include any recourse to the Collateral Agent or any affiliates thereof.

If certain Events of Default under the Note Purchase Agreement have been declared or occur, the Outstanding Note Balance of the Note may be declared immediately due and payable or payments of principal may be accelerated in the manner and with the effect provided in the Note Purchase Agreement.  Notice of such declaration will be given by mail to the Noteholder as provided in the Note Purchase Agreement.  Subject to the terms of the Note Purchase Agreement, upon payment of such principal amount together with all accrued interest, the obligations of the Note Issuer with respect to the payment of principal and interest on this Note shall terminate.

The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Note Issuer and the rights of the Noteholder under the Note Purchase Agreement at any time by the Note Issuer and the Collateral Agent with the consent of the Noteholder.  The Note Purchase Agreement also contains provisions permitting the Noteholder to waive compliance by the Note Issuer with certain provisions of the Note Purchase Agreement and certain past defaults under the Note Purchase Agreement and their consequences.  Any such consent or waiver by the Noteholder shall be conclusive and binding upon the Noteholder and upon all future holders of the Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Note may be issued only in registered form and only in minimum denominations of at least $50,000 and integral multiples of $1,000 in excess thereof.  The Noteholder is deemed to acknowledge that the Note may be purchased and transferred only in minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof and that this Note (or any beneficial interests herein) may not be transferred in an amount less than such authorized denominations or which would result in the Noteholder having a beneficial interest below such authorized denominations.

The Note Issuer, the Collateral Agent and any agent of the Note Issuer or the Collateral Agent may treat the Noteholder as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Note Issuer, the Collateral Agent nor any such agent shall be affected by notice to the contrary.

The Note Purchase Agreement and this Note shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Note Issuer has caused this instrument to be duly executed by the manual signature of its duly Authorized Officer.

Dated:  ____, ____

BXG RECEIVABLES NOTE TRUST 2009-A

By:	___________, solely
in its capacity as Owner Trustee

By:
Name:
Title: